UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 20, 2017

Ekso Bionics Holdings, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Harbour Way South, Suite 1201

Richmond, California 94804

(Address of principal executive offices, including zip code)

(510) 984-1761

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matter to a Vote of Security Holders

The following provides a summary of votes cast for the proposals on which the stockholders of Ekso Bionics Holdings, Inc. (the “Company”) voted at the annual meeting of stockholders held on June 20, 2017 (the “Annual Meeting”):

Proposal 1. The election of eight directors to serve until the next annual meeting of stockholders and the election of their successors.

Director Nominee	For	Withheld	Broker Non-Votes
Steven Sherman	5,648,818	1,032,759	10,376,874
Thomas Looby	6,347,375	334,202	10,376,874
Daniel Boren	6,361,036	320,541	10,376,874
Marilyn Hamilton	5,858,101	823,476	10,376,874
Howard Palefsky	6,355,865	325,712	10,376,874
Jack Peurach	6,153,656	527,921	10,376,874
Stanley Stern	5,841,139	840,438	10,376,874
Amy Wendell	6,176,786	504,791	10,376,874

Proposal 2. Approval of the Ekso Bionics Holdings, Inc. 2017 Employee Stock Purchase Plan.

For	Against	Abstain	Broker Non-Votes
6,104,867	419,302	157,408	10,376,874

Proposal 3. Approval of an amendment to the Amended and Restated 2014 Equity Incentive Plan to increase the maximum number of shares available for grant from 3,714,285 shares to 4,714,285 shares.

For	Against	Abstain	Broker Non-Votes
5,015,192	1,593,942	72,443	10,376,874

Proposal 4. The ratification of the appointment of OUM & Co., LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

For	Against	Abstain	Broker Non-Votes
16,419,641	389,483	249,327	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

	By:	/s/ Maximilian Scheder-Bieschin
	Name:	Maximilian Scheder-Bieschin
	Title:	Chief Financial Officer
Dated: June 23, 2017